PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPCA 991 NUT TREE ROAD, LLC, a Delaware limited liability company (“Seller”), with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com, and TARICENS MEDICAL ESTATES LLC, a California limited liability company ("Purchaser"), with an address of 4018 Camden Court, Vacaville, CA 95687, Email: sarahlmina@gmail.com, with a required copy to Todd Lowell, Esq., Reynolds Law LLP, 411 Davis Street, Suite 201, Vacaville, CA 95688, Email: todd@reynoldslawllp.com.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in the City of Vacaville, County of Solano, State of California, said real property having an address of 991 Nut Tree Road, Vacaville, California; identified by Solano County Property Appraiser as APN 0131-030-330; and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon to the extent owned by Seller, if any, and together with all leases, rights, easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter referred to as the "Premises" or the "Property". Purchaser acknowledges and agrees that no portion of the Property shall constitute any personal property, fixtures, equipment or other improvements located on the Premises that are owned by the Tenant (as such term is defined in Section 4.1 below) pursuant to the Lease (as such term is defined in Section 4.1 below) and that such property is specifically excluded from the sale of the Property to Purchaser hereunder.

B.
Seller has agreed to convey the Premises to Purchaser and Purchaser is desirous of purchasing the same in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Premises To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Premises.
2.0
Purchase Price. The purchase price ("Purchase Price") shall be the sum of Two Million Four Hundred Seventy‑Five Thousand and No/100 Dollars ($2,475,000.00), payable as follows:
2.1
The sum of Forty-Nine Thousand Five Hundred and No/100 Dollars ($49,500.00) ("Earnest Money") paid in cash within three (3) business days of the full execution of this Agreement, to be held (in a non-interest bearing account) and released in accordance with this Agreement by the Title Company (as defined in Section 4.1), as escrow agent ("Escrow Agent"), and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 10 below).
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company on the date of the Closing.
2.3
Within sixty (60) days after the Effective Date (the "Financing Period"), Purchaser shall deliver to Seller satisfactory evidence of Purchaser’s financing for purchasing the Property, as determined in Seller’s commercially reasonable discretion, including, without limitation, evidence of Purchaser obtaining an SBA Section 504 loan for purchasing the Property in accordance with this Agreement

(the “SBA Loan”). In the event such evidence is not satisfactory to Seller, Seller shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Purchaser, in which case the Earnest Money shall be refunded to Purchaser, or (ii) proceed to Closing. Notwithstanding the foregoing, in the event Purchaser, despite using commercially reasonable efforts, is unable to obtain the SBA Loan before the expiration of the Financing Period, then Purchaser shall be entitled to a one-time extension of the Financing Period for a period of up to fifteen (15) calendar days for the sole purpose of obtaining the SBA Loan. In order to exercise such extension of the Financing Period, at least three (3) business days prior to the expiration of the Financing Period Purchaser shall (a) provide written notice to Seller of such extension, (b) provide to Seller a written statement from Purchaser’s lender confirming that the SBA Loan remains in process and identifying the reason the SBA Loan cannot be obtained by the initial expiration date of the Financing Period, and (c) pay in cash to the Escrow Agent the sum of Twenty‑Five Thousand and No/100 Dollars ($25,000.00) to be thereafter deemed part of the Earnest Money, held and released in accordance with this Agreement by the Escrow Agent, and applied to the Purchase Price on the date of the Closing. Notwithstanding anything in this Agreement to the contrary, in the event Purchaser, despite using commercially reasonable efforts, fails to obtain the SBA Loan and provides reasonable documentation of such failure to Seller before the expiration of the Financing Period, as the same may be extended in accordance with this Section 2.3, then Purchaser shall have the right to either (i) terminate this Agreement by delivering written notice thereof to Seller before the expiration of the Financing Period, in which case the Earnest Money shall be refunded to Purchaser, or (ii) proceed to Closing. Further notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that obtaining satisfactory financing and/or evidence thereof for purchasing the Property, including, without limitation, the SBA Loan, shall not be deemed a condition precedent to Purchaser’s obligation hereunder to proceed to Closing.
2.4
The Earnest Money includes the amount of One Hundred Dollars ($100.00) (the “Independent Consideration”) as independent consideration for Seller’s performance under this Agreement and shall be retained by Seller in all instances. The Independent Consideration shall be non-refundable to Purchaser as independent consideration for the rights and options extended to Purchaser under this Agreement, including, without limitation, the right and option to terminate this Agreement as provided herein. The Independent Consideration shall be released to Seller immediately following Purchaser’s deposit of such funds into escrow. In all instances under this Agreement in which Purchaser elects to terminate or is deemed to have terminated this Agreement and any portion of the Earnest Money is returned to Purchaser, Seller shall retain the Independent Consideration when such portion of the Earnest Money is returned to Purchaser. The Independent Consideration shall not be applicable towards the Purchase Price or treated as consideration given by Purchaser for any purpose other than stated in this Section 2.4.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Premises to Purchaser through delivery of a Grant Deed ("Deed") free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Purchaser’s obligation to consummate the transaction contemplated hereby is conditioned upon Purchaser’s ability to obtain from Seller, at Seller’s expense and at standard rates, an owner’s policy of title insurance in an amount no less than the Purchase Price (the “Title Policy”). Within ten (10) days of the Effective Date, Seller shall, at its own expense, cause a national title insurance company (the “Title Company”) to issue and deliver to Purchaser an ALTA

Extended1 Form 2021 (California) title insurance commitment (the “Title Commitment”) for the Title Policy, together with copies of all Schedule B-2 exception documents referenced therein. The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deed (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by an accurate survey of the Property; (v) any exceptions caused by Purchaser, its agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, (vii) any matters agreed to by the parties in writing, and (viii) that certain Lease for Real Property with the United States of America ("Tenant"), dated August 18, 2010, as amended and assigned from time to time (collectively, the "Lease").

Within fifteen (15) days after Purchaser’s receipt of the Title Commitment, Purchaser shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Subject to the provisions of this Section 4.1 and the provisions of Section 20.0 below, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Purchaser’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount; provided, however, that Seller shall have the right to cure at Closing any and all Mandatory Cure Defects by applying Seller’s proceeds from the consummation of the transaction contemplated by this Agreement to same. Notwithstanding anything in this Agreement to the contrary, from and after the Effective Date and continuing until Closing occurs, Seller shall have the right, but not the obligation, to refinance and/or restructure any existing mortgage, debt, or other monetary lien or encumbrance affecting the Property, provided that any such refinancing or restructuring shall be deemed a Mandatory Cure Defect in accordance with this Section 4.1. As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within fifteen (15) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period or ten (10) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified.

1 Seller to confirm availability with Title Company.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Property to be prepared by a professional surveyor registered and licensed in the State of California (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Purchaser shall furnish Seller with two (2) signed and sealed original prints thereof. Purchaser shall notify Seller in writing within the Due Diligence Period of any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 4.1 above. Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Premises. If, prior to the Closing, the Premises shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking") or (ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and the Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, any and all proceeds (including all insurance proceeds and any deductible under Seller’s policy) arising out of any such Taking or Casualty shall be held in trust by Seller for Purchaser's benefit and shall be credited against the Purchase Price. In no event shall the Purchase Price of the Premises be increased by the amount of any such proceeds.
6.0
Intentionally Deleted.
7.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
7.1
Purchaser, if not a natural person, is duly organized and validly existing under the laws of the state of its organization or incorporation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.
7.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
7.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
7.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.

7.5
No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
7.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.
7.7
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing.

8.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
8.1
Purchaser shall have sixty (60) days from the Effective Date to inspect the Property (the "Due Diligence Period"). Purchaser shall order all third-party diligence reports within seven (7) business days of the Effective Date. During the Due Diligence Period, Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. All such inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the Lease. Further, Purchaser shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Premises. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents, or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Premises to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser's representatives, agents, or contractors. In no event shall Purchaser conduct any invasive testing on the Premises without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.
8.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
8.3
Purchaser shall procure (or shall cause its contractors, agents, or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of California having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 8.
8.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period by giving written notice thereof to Seller on or before the expiration of the Due Diligence Period, in which event the Earnest Money shall be immediately refunded to Purchaser and, thereafter, all rights and obligations of the parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement. If by the expiration of the Due Diligence Period Purchaser has not provided Seller with its written approval to complete the purchase of the Property, this Agreement shall terminate and each party shall promptly execute and deliver to Escrow Agent such documents as Escrow Agent may reasonably require to evidence such termination, the Earnest Money shall be returned to Purchaser, and the respective obligations of Purchaser and Seller under this Agreement shall terminate, except as to matters which expressly survive termination.
8.5
Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “B” attached hereto (collectively, the “Due Diligence Materials”), each to the extent they exist and are in Seller’s possession. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 8.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller. The terms and provisions of this Section 8.5 shall survive the Closing and any earlier termination of this Agreement.

The foregoing provisions of Section 8 shall survive the Closing and any earlier termination of this Agreement.

9.0
Seller’s Covenants. Seller covenants that between the Effective Date and the date of the Closing:
9.1
Seller shall not amend, renew, extend or terminate the Lease.
9.2
Seller shall continue to perform in all material respects all of its obligations under the Lease consistent with the terms and conditions of the Lease.
9.3
Seller shall not enter into, modify or amend any service contract affecting the Premises that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
9.4
Conditions Precedent to Purchaser’s Obligations.

The obligations of Purchaser to consummate the transaction provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of the same by Purchaser in writing:

A
Covenants of Seller. Seller shall have materially performed each and every covenant and agreement to be performed by Seller hereunder by the time and in the manner required by the terms of this Agreement.
B
Title Policy. The Title Company shall have irrevocably committed at Closing to issue the Title Policy.

C. Lease. Prior to the expiration of the Due Diligence Period, Seller shall have provided to Purchaser an executed Tenant Estoppel (as such term is defined in Section 11.1 below).

10.0
Closing. The consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before the fifteenth (15th) day after the expiration of the Financing Period, as the same may be extended (the “Closing Date”); provided, however, and notwithstanding anything to the contrary contained in this Agreement, that in no event shall the Closing Date occur later than July 31, 2026. The Closing shall take place at, by and through the offices of the Title Company and may be conducted as a “mail-away” closing through the use of escrow instruction letters.
11.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Escrow Agent or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
11.1
Seller shall execute and deliver the following to the Title Company at the Closing:
A
Deed in ready to record form.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.

C
An assignment and assumption of Lease in the form attached hereto as Schedule 1 (the “Assignment and Assumption of Lease”).
D
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as Schedule 2 (the “General Assignment”).
E
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.
F
Possession of the Premises in the condition required by this Agreement, subject to the Lease.
G
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
H
A tenant estoppel certificate from the Tenant ("Tenant Estoppel") in the form attached hereto as Exhibit “C” or as otherwise required by the Lease or the Tenant, as applicable; provided, however, that Seller’s failure to deliver the Tenant Estoppel shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the Lease.
I
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.2
Seller shall pay the following costs in connection with the Closing:
A
Transfer or conveyance taxes and documentary stamp taxes, if any;
B
The cost of preparing the Deed;
C
Seller's attorneys' fees, and any other costs and expenses actually incurred by Seller in connection with selling the Premises;
D
A commission to be paid to Purchaser’s broker, Keller Williams Vaca Valley (collectively, "Purchaser’s Broker"), in accordance with Section 17.0 below
E
A commission to be paid to Seller’s broker, Dakin & Dakin Commercial Real Estate Services ("Seller’s Broker"), in accordance with Section 17.0 below; and
F
One-half (1/2) of the title search and title insurance costs related to the Title Policy, including any necessary lien searches related thereto, but specifically excluding any endorsements to the Title Policy requested by Purchaser.
11.3
Purchaser shall pay the following costs in connection with the Closing:
A
One-half (1/2) of the title search and title insurance costs related to the Title Policy, including any necessary lien searches related thereto, but specifically excluding any endorsements to the Title Policy requested by Purchaser;
B
Endorsements to the Title Policy requested by Purchaser;

C
All costs and expenses related to any lender’s policy;
D
Deed recording costs;
E
Due diligence expenses;
F
All acquisition financing costs and expenses; and
G
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Premises.
11.4
Purchaser shall deliver the following to the Escrow Agent at the Closing:
A
The Assignment and Assumption of Lease.
B
The General Assignment.
C
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
D
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
12.0
Prorations. At Closing, the net rent under the Lease and any other income and expenses due and payable in the year of Closing by Seller shall be prorated as of the Closing Date. If not paid or payable by Tenant, any real estate taxes and special assessments shall be prorated as of the Closing Date. Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by Purchaser after Closing. The provisions of this Section shall survive the Closing. Subject to any prorations for amounts due and payable prior to Closing, all prepaid rentals and prepaid payments made under the Lease shall belong to Purchaser upon the Closing and shall be delivered to Purchaser on the Closing Date.
13.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money (to the extent paid by or on behalf of Purchaser) from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $25,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; provided, however, that if for any reason Purchaser fails to file suit to enforce specific performance within forty-five (45) days after the date Purchaser provides written notice to Seller of its failure to perform hereunder, then Purchaser shall be automatically deemed to have waived all its rights set forth herein with respect to enforcing specific performance.
14.0
Purchaser's Default. Should Purchaser default, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages, the Earnest Money. THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THE

FOREGOING SENTENCE SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IF PURCHASER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 14.0, SELLER AND PURCHASER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY THE REMEDIES AVAILABLE TO SELLER UNDER THIS AGREEMENT OR AT LAW OR IN EQUITY RELATING TO A DEFAULT OF ANY REPAIR, INDEMNIFICATION, HOLD HARMLESS AND/OR DEFEND OBLIGATIONS OF PURCHASER SET FORTH IN SECTION 8 OF THIS AGREEMENT OR ANY OTHER PROVISIONS WHICH ARE INTENDED TO SURVIVE TERMINATION OR CLOSING OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 14.0 SHALL SURVIVE THE CLOSING OR THE EARLIER TERMINATION OF THIS AGREEMENT.

__/s/ David Sobelman______ ___/s/ Sarah Mina_

Seller's Initials Purchaser's Initials

15.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
16.0
Tax-Free Exchange. Each party hereto acknowledges having been advised that the other party may elect to treat the within transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Each party hereto agrees that it will make and execute any and all additional documents that may be required in connection with the electing party’s tax-free exchange transaction provided that the other party does not assume any additional burdens or obligations and further provided that the other party does not incur any additional cost or expense.
17.0
Brokers. Seller and Purchaser mutually represent and warrant that Seller’s Broker and Purchaser’s Broker (collectively, the “Brokers”), are the only brokers with whom they have dealt in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The two percent (2%) commission of Seller’s Broker shall be paid by Seller if, and only if, the sale of the Property occurs. The two percent (2%) commission of Purchaser’s Broker shall be paid by Seller if, and only if, the sale of the Property occurs. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
18.0
Escrow Agent.
18.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon

Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
18.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.
19.0
Miscellaneous. The following general provisions govern this Agreement.
19.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of California, and venue for any action arising hereunder will lie exclusively in the California county in which the Property lies.
19.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, or (iv) sent by electronic mail (email) to the electronic mail (email) address for each party set forth in the preamble of this Agreement or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) delivered by hand shall be deemed effective when received; (ii) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication; (iii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt; and (iv) sent by email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent or otherwise delivered as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.
19.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.

19.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Purchaser may assign this Agreement to an entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller prior to the expiration of the Due Diligence Period, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the expiration of the Due Diligence Period or not otherwise in compliance with the foregoing provisions of this Section 19.4 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.
19.5
Lease. Purchaser hereby acknowledges that, at Closing, Seller shall assign to Purchaser, and Purchaser shall accept, all of Seller’s rights, title, interests and obligations in and to the Lease pursuant to the Assignment and Assumption of Lease.
19.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file or via DocuSign, Adobe Sign or other similar electronic signature service), shall be valid and effective to bind the party so signing.
19.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
19.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser, its lender or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.

19.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.
19.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
19.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
19.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.
19.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
19.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
19.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
19.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.

19.17
Waiver of Jury Trial. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.
19.18
Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings with respect thereto, including, without limitation, any letter of intent between the parties with respect to this transaction. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties.
19.19
Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
20.0
Seller’s Contingencies. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein is subject to the following:
20.1
Seller’s transfer of the Property to Purchaser as contemplated herein may be subject to or require the prior approval of Seller’s lender(s), investor(s), and/or member(s). As such, and notwithstanding anything to the contrary contained within this Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s), investor(s), and/or member(s) on or before the Closing Date (collectively, “Disposition Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the Disposition Consents and Approvals on or before the Closing Date. If the foregoing condition precedent shall not have occurred or been satisfied on or before the Closing Date due to any contractual rights or discretion granted to Seller’s lender(s), investor(s), and/or member(s), then Seller shall be entitled to terminate this Agreement by delivering written notice to Purchaser and in such event the Earnest Money will immediately be returned to Purchaser and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement; provided, however, that in no event shall Seller have the right to terminate this Agreement pursuant to the provisions of this Section 20.1 prior to the expiration of the Due Diligence Period. Notwithstanding anything in this Agreement to the contrary, in the event Seller is unable to obtain the Disposition Consents and Approvals on or before the Closing Date, Seller shall have the right to extend the Closing Date for a period of up to thirty (30) days by delivering written notice to Purchaser on or before the expiration of such date. Failure of Seller to obtain the Disposition Consents and Approvals shall not constitute a default by Seller under this Agreement. However, so long as Purchaser is not in default under this Agreement, if Seller elects to terminate this Agreement pursuant to the provisions of this Section 20.1 after the expiration of the Due Diligence Period, then Purchaser shall be entitled to reimbursement of its reasonable, documented due diligence expenses in an amount not to exceed Twenty-Five Thousand Dollars ($25,000).

20.2
Purchaser shall have delivered into escrow at Closing all documents as specified in Section 11.4 of this Agreement to be duly executed by Purchaser.
20.3
Purchaser shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Purchaser set forth in this Agreement shall continue to be accurate in all material respects.
21.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF CALIFORNIA OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE

EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE OF CALIFORNIA OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 21 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

The provisions of this Section 21 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

22.0
California-Specific Provisions.
22.1
Section 1542 Waiver. As a further part of the provisions of Section 21 above, but not as a limitation thereon, Purchaser hereby agrees, represents and warrants that the matters released therein are not limited to matters which are known or disclosed. In this connection and to the extent permitted by law, Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases therein have been negotiated and agreed upon in light of that realization and that, except as otherwise expressly provided in this Agreement, Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which might in any way be included in the waivers and matters released as set forth in Section 21 above and this Section 22.1 (the “Subject Provisions”). Purchaser expressly waives any and all rights conferred upon it by the provisions of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Subject Provisions are material and included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller's performance under this Agreement. Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the Subject Provisions. The Subject Provisions, including without limitation the release contained therein, shall survive the Closing and the delivery and recording of the Deed in perpetuity. Purchaser has initialed this Section below to further indicate Purchaser’s awareness and acceptance of each and every provision of the Subject Provisions. Notwithstanding the foregoing, the release provided for in this Section 22.1 shall be effective as of the Closing only, and shall not be deemed to release Seller from (i) its actual fraud, (ii) any of Seller’s covenants, representations and warranties set forth in this Agreement or in the documents and instruments delivered by Seller at the Closing which by their terms expressly survive the Closing, or (iii) third party contractual claims relating solely to the period of time prior to the Closing and any claim for personal injury or property damage directly caused by Seller or any affiliate or agent thereof arising prior to the Closing.

___/s/ Sarah Mina____

Purchaser's Initials

22.2
Natural Hazard Disclosure. Seller may be required by California law to disclose if any of the Property lies within the following natural hazard areas or zones: (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wildland area that may contain substantial forest fire risks and hazards; (e) an earthquake fault or special studies zone; or (f) a seismic hazard zone. Seller shall employ Escrow Agent (or an affiliate thereof) or another third party selected by Seller (the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies and provide a natural hazard disclosure statement prepared by the Natural Hazard Expert (the “NHD Statement”) and the report of the Natural Hazard Expert (the “NHD Report”) containing the results of its examination to Purchaser in writing prior to the Closing Date and Purchaser has signed and returned a copy of the NHD Statement to Seller. Purchaser acknowledges and agrees that Purchaser’s receipt of the NHD Statement and NHD Report as aforesaid fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of the Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser further acknowledges and agrees that the matters set forth in the NHD Statement or NHD Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify, or supplement the NHD Statement or NHD Report.

___/s/ Sarah Mina____

Purchaser’s Initials

22.3
Special Taxes Disclosure. Seller may be required by California law to disclose if any special Taxes (defined below), improvement bonds, assessments, or other such Taxes or assessments (collectively, “Special Taxes”) affect the Property. As used in this Section 22.3, “Taxes” means any federal, state, local or foreign real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any governmental authority on Seller with respect to the Property (or any portion thereof), including any interest, penalty or fine with respect thereto, but expressly excluding any federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transactions contemplated herein. Seller shall employ Escrow Agent (or an affiliate thereof) or another third party selected by Seller (the “Special Tax Expert”) to prepare or obtain appropriate disclosure reports, Notice of Special Tax documents, or other documentation (the “Special Tax Disclosures”) based upon information made available to the public by government agencies regarding Special Taxes affecting the Property. Purchaser acknowledges and agrees that Seller has delivered the Special Tax Disclosures to Purchaser within thirty (30) days of the Effective Date of this Agreement, and that Purchaser has signed and returned a copy of each “Notice of Special Tax” to Seller. Purchaser acknowledges and agrees that the Special Tax Disclosures previously delivered to Purchaser as aforesaid fully and completely discharge Seller from any and all disclosure obligations relating to Special Taxes. Purchaser further acknowledges and agrees that the matters set forth in the Special Tax Disclosures may change on or prior to the Closing and that Seller has no obligation to update, modify, or supplement the Special Tax Disclosures.

___/s/ Sarah Mina____

Purchaser’s Initials

22.4
The provisions of Section 22.3 above will survive the Closing and the delivery and recording of the Deed in perpetuity. Purchaser has initialed these Sections above to further indicate Purchaser’s awareness and acceptance of each and every provision of each such Section of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER: TARICENS MEDICAL ESTATES LLC, a California limited liability company By: _/s/ Sarah Mina__________________ Sarah Mina, Authorized Officer Execution Date: __April 30, 2026_______

SELLER: GIPCA 991 NUT TREE ROAD, LLC, a Delaware limited liability company
By: _/s/ David Sobelman_____________ David Sobelman, Authorized Officer Execution Date: __April 30, 2026______

Exhibit “A”

Legal Description of the Property

Exhibit “B”

Due Diligence Materials

•
The Lease and any amendments or modifications thereto
•
Any transferrable construction warranties
•
Existing building plans
•
Any environmental reports
•
Existing title insurance policies
•
Existing survey
•
Existing insurance policy(s)
•
Property Tax Bills from 2023 – 2025

Exhibit “C”

Form of Tenant Estoppel

GSA

U.S. General Services Administration

July 13, 2023

Generation Income Properties, L.P., and its affiliates, principals, successors and/or assigns
401 East Jackson Street, Suite 3300
Tampa, Florida 33602

Valley National Bank, its successors and/or assigns
180 Fountain Parkway N, Suite 200
St. Petersburg, Florida 33716

To whom this concerns:

In response to your request dated 6/26/23, this letter is issued pursuant to and subject to the conditions set out in Clause 5 of GSA Form 3517 (48 C.F.R [552.270-24]), which is a part of Lease No. GS-09B-02180 (LCA02180) for real property at [991 Nut Tree Rd, Vacaville, CA 95687].

1. The Lease currently is in full force and effect;

2. No rent or other charges have been paid in advance; and

3. No notices of default have been issued.

This letter is subject to the following conditions: (1) this letter is based solely on a reasonably diligent review of the Contracting Officer's lease files as of the date of issuance of this letter; (2) the Government shall not be held liable because of any defect in or condition of the premises or building; (3) the Contracting Officer does not warrant or represent that the premises or building comply with applicable Federal, State and local law; and (4) the Lessor and each prospective lender and purchaser are deemed to have constructive notice of such facts as would be ascertainable by reasonable prepurchase and pre-commitment inspection of the premises and building and by inquiry to appropriate Federal, State, and local Government officials.-

Sincerely,

DocuSigned by:
Meryl Spurlin
B5D11A3CE9C04B3...

Meryl Spurlin
Administrative Lease Contracting Officer

Schedule 1

Form of Assignment and Assumption of Lease

and Security Deposit

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between ________________, a _______________ (“Assignor”), and ________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as _________________________ located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Lease for Real Property with the United States of America, dated August 18, 2010, as amended and assigned from time to time (collectively, the "Lease"), affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said Lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

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5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

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Exhibit A – Legal Description

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Schedule 2

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the _____ day of ____________ 20___, by _____________________________ (“Seller”) to _____________________________ (“Purchaser”).

WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Purchaser intend that Seller also convey to Purchaser, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Purchaser effective as of __________________.

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Purchaser, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Property, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the building and other improvements on the Property or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property. If applicable, Purchaser shall be responsible for notifying the applicable water management district (“WMD”) of the conveyance of the Property to Purchaser within thirty (30) days after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of any water use permit(s) to Purchaser, and that Purchaser will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Purchaser, its agents or employees, resulting from Purchaser’s failure to timely process any water use permit transfer and the use of such permit by Purchaser after the Closing Date; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the Property or the improvements located thereon whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

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To have and to hold the Additional Rights unto Purchaser, its successors and assigns forever.

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO PURCHASER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR PURCHASER’S INTENDED USE OR PURPOSE.

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Purchaser shall be without recourse to Seller.

(Signatures on Following Page)

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(Signature Page to General Assignment)

SELLER:

By:

PURCHASER:

By:

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EXHIBIT A

LEGAL DESCRIPTION

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